Exhibit 99.2

                            DR. ALICE H. MUNTZ JOINS
                   GLOBETEL COMMUNICATIONS' BOARD OF DIRECTORS

FORT LAUDERDALE, FL -- NOVEMBER 20, 2006 -- GlobeTel Communications Corp. (OTC:
GTEM) is pleased to announce the addition of Dr. Alice H. Muntz, Ph.D. to its Board of Directors.

Dr. Muntz has more than 20 years of diversified experience in strategy, operations, business development, product development, marketing, and M&A. She has served as a leader, manager, system architect, consultant, advisory board member, and director of IT systems and solutions for organizations ranging from small companies to mid- and large-size enterprises, educational institutions, and government entities. Specific projects include knowledge search technology and commerce platform, wireless handset applications, diabetes sensing devices, collaborative networks, legacy system migration, re-engineering, enterprise system integration, infrastructure planning and deployment, business process re-engineering and integration, data warehousing, distance learning, network infrastructure, data centers, ERP, CPD, CRM, logistics networks, search engines, and e-commerce networks.

In addition to her IT related projects, Dr. Muntz has also successfully raised funding through a diversity of venues, including proposals, venture capitalists and corporate grants. She has held leadership positions and built teams from the ground up and has also led teams of more then 200 people in IT, sales, marketing, operations, and finance within industry and academic institutions that include, among others, the University of California at Los Angeles (UCLA), Raytheon Co., Hughes Aircraft Co., NCR-Teradata and Xerox Corp. ?

Dr. Muntz is the Associate Director of Development and Chief Operating Officer of the Institute for Cell Mimetic Space Exploration (CMISE). In 1999, she founded Vizional Technologies, developer of what is generally considered to be the most advanced collaborative commerce platform available today.

"We believe that the addition of Dr. Muntz to the GlobeTel Board will provide depth to our entire organization. She possesses an impressive level of accomplishment and experience, combined with unique knowledge and the ability to convert research and technology into viable market solutions," stated Przemyslaw Kostro, Chairman. "Furthermore, we feel privileged that a woman of Dr. Muntz's stature expresses confidence in our ability to move forward, giving me a very high level of comfort as we move deeper into our business plan."

Dr. Muntz has served as a member of several advisory boards including the Industrial Advisory Board of the UCLA Henry Samueli School of Engineering, Raytheon Electronic Systems Commercial Ventures, the Sally Ride Science Camp, and the Supply Chain Council of the Aerospace and Defense Steering Committee. She has been published, quoted or recognized in numerous industry journals, and is frequently a guest lecturer at industry related conferences, workshops and symposiums. Her scholastic achievements include a B.E. from National Chiao-Tung University in Taiwan, a M.S. and Ph.D. in Computer Science from the University of Southern California (USC), completion of the Executive Management Program at the Kellogg School of Business, and the Directors Training Award from UCLA. ? About GlobeTel Communications Corp. GlobeTel Communications Corp. develops and provides an integrated suite of telecommunications products and services, leveraging its advances in VOIP and Wireless Access technologies. Individually, each of GlobeTel's business units function as distinct, strong stand-alone entities: Together they form a powerful alliance of human talent and technological innovation resulting in the SuperHuba worldwide VoIP network, Sanswire Stratellite(TM) platform and products enabling simpler, cheaper transmission of voice and data. GlobeTel has historically focused its business development on markets outside of the United States. For more information, please visit: www.globetel.net. Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements.

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